UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On March 9, 2017, Olin Corporation (the “Company”), and its wholly owned subsidiaries Olin Canada ULC, an unlimited company amalgamated under the laws of Nova Scotia (“Olin Canada”) and Blue Cube Spinco Inc., a Delaware corporation (“Spinco”), entered into the Second Amendment Agreement (the “Amendment”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, which amended and restated the Company’s Amended and Restated Credit Agreement dated October 5, 2015 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”).

Under the Existing Credit Agreement, Spinco originally borrowed term loans in an aggregate principal amount of $1,350,000,000 (the “Term Loan Facility”) and the lenders made available to the Company, Olin Canada and Spinco a revolving credit facility in an aggregate principal amount of $500,000,000 (the “Revolving Credit Facility”).

Pursuant to the Amendment, the aggregate principal amount of term loans under the Term Loan Facility was increased to $1,375,000,000 and the aggregate commitments under the Revolving Credit Facility were increased to $600,000,000. In addition, the maturity dates for the Term Loan Facility and the Revolving Credit Facility were extended from October 5, 2020 to March 9, 2022.

Spinco’s borrowings under the Term Loan Facility are guaranteed by the Company. Advances may be made under the Revolving Credit Facility to the Company, Olin Canada and/or Spinco, and are guaranteed (i) with respect to the Company, by Spinco, (ii) with respect to Olin Canada, by the Company and Spinco and (iii) with respect to Spinco, by the Company. The obligations under the Credit Agreement are unsecured.

Borrowings under the Credit Agreement will bear interest at a per annum rate equal to a “base rate” or “Eurodollar rate”, as selected by the applicable borrower, plus an interest rate spread determined by reference to a pricing grid based on the Company’s total leverage ratio.

Revolving borrowings and issuances of letters of credit under the Credit Agreement are subject to the satisfaction of customary conditions, including the accuracy of representations and warranties and the absence of defaults.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants which are substantially similar to those included in the Existing Credit Agreement. Pursuant to the Amendment, among other things, the financial maintenance covenant was amended such that the Company will be required to maintain a total leverage ratio of no more than 4.50 to 1.00 as of the end of each fiscal quarter through and including September 30, 2018, no more than 4.25 to 1.00 as of the end of each of the next two fiscal quarters thereafter, no more than 4.00 to 1.00 as of the end of each of the next two fiscal quarters thereafter and no more than 3.75 to 1.00 as of the end of each fiscal quarter thereafter. In addition, the definition of “Consolidated EBITDA” was amended to limit (and after 2019, disallow) certain add-backs related to cost savings and synergies.

The obligations of the Company, Olin Canada and Spinco under the Credit Agreement may be accelerated upon customary events of default, including non-payment of principal or interest, breaches of covenants, cross-defaults to other material debt and specified bankruptcy events.

Borrowings under the Term Loan Facility were used, together with the net proceeds of the Senior Notes offering described below and cash on hand, to refinance the term loans outstanding under the existing Term Loan Facility and to prepay in full the term loans outstanding under the SMBC Credit Agreement, as described in Item 1.02.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Credit Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated by reference herein.

Forward Purchase Agreement and Credit and Funding Agreement

On March 9, 2017, the Company entered into a Forward Purchase Agreement (2017) (the “Forward Purchase Agreement”) governing The Industrial Development Authority of Washington County Series 2010A Bonds, The Industrial Development Authority of Washington County Series 2010B Bonds, The Mississippi Business Finance Corporation Series 2010 Bonds and The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Series 2010 Bonds (collectively, the “Bonds”). Under the Amended and Restated Forward Purchase Agreement, dated as of June 23, 2014, the current holders of the Bonds have exercised their rights to optionally tender the Bonds to the Company on June 1, 2019. The Forward Purchase Agreement secures a commitment from the current holders of the Bonds to repurchase the Bonds on June 1, 2019 and provides that the Bonds will be subject to optional tender on June 1, 2022.

On March 9, 2017, Olin also executed a Sixth Amendment to the Amended and Restated Credit and Funding Agreement related to the Bonds (the “Sixth Amendment”) to amend certain covenants to be consistent with the covenants contained in the Credit Agreement described in Item 1.01.

The foregoing description of the Forward Purchase Agreement and the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement and the Sixth Amendment, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and each of which is incorporated by reference herein.

Fourth Supplemental Indenture

On March 9, 2017, the Company issued $500,000,000 aggregate principal amount of 5.125% Senior Notes due 2027 (the “Senior Notes”) pursuant to an indenture, dated as of August 19, 2009, as supplemented from time to time, including by the Fourth Supplemental Indenture, dated as of March 9, 2017, between the Company and U.S. Bank National Association, as trustee (the “Fourth Supplemental Indenture”), governing the Senior Notes. The Senior Notes will mature on September 15, 2027, and will have an interest rate of 5.125%. Interest will be paid semi-annually on March 15 and September 15 of each year, beginning on September 15, 2017.

The Company may redeem some or all of the Senior Notes at any time prior to March 15, 2022, at a price equal to 100% of the aggregate principal amount of the Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium. The Company may also redeem some or all of the Senior Notes at any time on or after March 15, 2022, at the redemption prices set forth in the Fourth Supplemental Indenture (including the form of Senior Note), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes at any time prior to March 15, 2020 with the net cash proceeds from certain equity offerings at the redemption price set forth in the Fourth Supplemental Indenture (including the form of Senior Note). The Company must offer to purchase the Senior Notes if it experiences a change of control under certain circumstances as set forth in the Fourth Supplemental Indenture. The Senior Notes are not initially guaranteed by any subsidiaries of the Company. However, the Fourth Supplemental Indenture requires certain of the Company’s subsidiaries to guarantee the Senior Notes in the future if such subsidiaries incur or guarantee certain unsecured debt issued by the Company or certain of its subsidiaries. The Fourth Supplemental Indenture provides for customary events of default, including upon nonpayment of principal or interest, breach of covenants and the occurrence of certain insolvency matters (subject in certain cases to cure periods).

The Senior Notes have been registered under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement on Form S-3ASR (Registration No. 333-216461) which became effective March 6, 2017. On March 6, 2017, the Company filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(5) under the Act, its preliminary Prospectus Supplement, dated March 6, 2017, pertaining to the public offering and sale of the Senior Notes. On March 7, 2017, the Company filed with the Commission, pursuant to Rule 424(b)(5) of the Act, its final Prospectus Supplement, dated March 6, 2017, pertaining to the public offering and sale of the Senior Notes.

The foregoing description of the Fourth Supplemental Indenture (including the form of Senior Note) does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture (including the Form of Senior Note), which is attached hereto as Exhibit 4.3 and incorporated by reference herein.

Underwriting Agreement

In connection with the issuance of the Senior Notes, on March 6, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Underwriters agreed to purchase the Senior Notes from the Company. The Underwriting Agreement contains the terms and conditions of the offering and sale of the Senior Notes, indemnification and contribution obligations and other customary terms and conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 9, 2017, in connection with the effectiveness of the Amendment and the completion of the Senior Notes offering, the Company prepaid in full the outstanding aggregate principal amount of the term loans, together with accrued and unpaid interest thereon, under the Credit Agreement dated as of August 25, 2015 (the “SMBC Credit Agreement”), among the Company, the lenders parties thereto and Sumitomo Mitsui Banking Corporation, as administrative agent and, in connection with such prepayment, the SMBC Credit Agreement was terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amendment, the Credit Agreement and the Fourth Supplemental Indenture (including the form of Senior Note) is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

In connection with the Senior Notes offering, copies of the legal opinions of Hunton & Williams LLP and Cravath, Swaine & Moore LLP relating to the Senior Notes are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of March 6, 2017, between Olin Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Forward Purchase Agreement (2017), dated as of March 9, 2017, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent.

4.2	Sixth Amendment to Amended and Restated Credit and Funding Agreement, dated as of March 9, 2017, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent.

4.3	Fourth Supplemental Indenture, dated as of March 9, 2017, between Olin Corporation and U.S. Bank National Association, as trustee, governing the Senior Notes.

4.4	Form of 5.125% Senior Notes due 2027 (contained in Exhibit 4.3).

5.1	Opinion of Hunton & Williams LLP.

5.2	Opinion of Cravath, Swaine & Moore LLP.

10.1	Second Amendment Agreement, dated as of March 9, 2017, among Olin Corporation, Olin Canada ULC and Blue Cube Spinco Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2	Amended and Restated Credit Agreement, dated as of October 5, 2015 and amended and restated by the Second Amendment Agreement dated as of March 9, 2017, among Olin Corporation, Olin Canada ULC and Blue Cube Spinco Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

23.1	Consent of Hunton & Williams LLP (contained in Exhibit 5.1).

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Eric A. Blanchard
	Name:	Eric A. Blanchard
	Title:	Vice President, General Counsel and Secretary

Date: March 9, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of March 6, 2017, between Olin Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Forward Purchase Agreement (2017), dated as of March 9, 2017, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent.

4.2	Sixth Amendment to Amended and Restated Credit and Funding Agreement, dated as of March 9, 2017, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent.

4.3	Fourth Supplemental Indenture, dated as of March 9, 2017, between Olin Corporation and U.S. Bank National Association, as trustee, governing the Senior Notes.

4.4	Form of 5.125% Senior Notes due 2027 (contained in Exhibit 4.3).

5.1	Opinion of Hunton & Williams LLP.

5.2	Opinion of Cravath, Swaine & Moore LLP.

10.1	Second Amendment Agreement, dated as of March 9, 2017, among Olin Corporation, Olin Canada ULC and Blue Cube Spinco Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2	Amended and Restated Credit Agreement, dated as of October 5, 2015 and amended and restated by the Second Amendment Agreement dated as of March 9, 2017, among Olin Corporation, Olin Canada ULC and Blue Cube Spinco Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

23.1	Consent of Hunton & Williams LLP (contained in Exhibit 5.1).

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.2).